Exhibit 99.1

Global Power 400 E Las Colinas Blvd., Suite 400, Irving, TX 75039

Global Power Equipment Group Announces

Senior Leadership Change

IRVING, Texas, June 28, 2013 – Global Power Equipment Group Inc. (NASDAQ: GLPW) (“Global Power” and “Company”) announced today that Kenneth W. Robuck, Senior Vice President and President of the Services Division, has elected to leave the Company effective July 1, 2013 to pursue alternative career opportunities after more than 30 years in the energy and power services industry. Mr. Robuck has agreed to serve as a full-time employee of the Company through July 31, 2013. Effective July 1, 2013, Luis Ramirez, President and Chief Executive Officer of Global Power, will also serve as acting President of the Services Division.

Mr. Ramirez commented, “We are sorry to see Ken go, but respect his decision to change the direction of his career. He has been an invaluable member of the team as we transform Global Power. As President of the Services Division, he has expanded the business and created new platforms for growth. Ken has been vital in building strong customer relationships and developing the Williams brand for safety, leadership competency and deep domain expertise. His mentoring of so many in the Company will bode well for us as we advance our efforts to expand the industries and customers we serve, strengthen margins and grow revenue. We wish Ken well in his future endeavors.”

Mr. Robuck originally joined the Williams Group in 1995 as Vice President of Fossil and Nuclear for Williams Power Corp. and was promoted to President in 1997. Mr. Robuck left Williams Power Corp. in 2000 for another opportunity in the industry, but returned to the Williams Group in 2005 as President of Williams Plant Services, LLC. Williams was acquired by Global Power in 2005, and he was subsequently appointed President of the Global Power Services Division in 2008.

Mr. Robuck noted, “I have truly enjoyed my time at Global Power and expect the Company to execute well on its plan to expand its end markets served while capitalizing on our strengths in the energy industry. I am excited to see our services platform broaden its offerings by extending its know-how into natural gas markets. I believe the management and staff of our Services Division are more than capable of executing on the Company’s strategy for growth.”

About Global Power

Texas-based Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries. Through its Services Division, the Company provides on-site specialty support, outage management and maintenance services to domestic utilities’ nuclear power facilities; and lifecycle maintenance and repair support services to customers in the industrial gas markets. Through its Products Division, the Company designs, engineers and manufactures a comprehensive portfolio of equipment for gas turbine power plants and power-related equipment for industrial operations, with over 40 years of power generation industry experience. With a strong competitive position in its product lines, the Company benefits from a large installed base of equipment in domestic and international markets. The Company routinely provides information at its website: www.globalpower.com.

Global Power Equipment Group Announces Senior Leadership Change

June 28, 2013

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of that term set forth in the Private Securities Litigation Reform Act of 1995. These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties. Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the Securities and Exchange Commission, including the section of our Annual Report on Form 10-K filed with the SEC on March 7, 2013 titled “Risk Factors.” Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com